Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-50261 of McKesson Corporation on Form S-8 of our report dated August 28, 2003, appearing in this Annual Report on Form 11-K of the McKesson Corporation Profit-Sharing Investment Plan for the fiscal year ended March 31, 2003.

/s/ Deloitte & Touche LLP

San Francisco, California
August 28, 2003